UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)  April 18, 2007
                                                       -------------------------

                         PREMIERE GLOBAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     GEORGIA
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             000-27778                             59-3074176
--------------------------------------------------------------------------------
      (Commission File Number)           (IRS Employer Identification No.)

           3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia    30326
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                        (Zip Code)

                                  404-262-8400
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      X Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      X Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Settlement Agreement with Crescendo Partners
--------------------------------------------

         On April 19, 2007, Premiere Global Services, Inc. (the "Company") entered into a Settlement Agreement with Crescendo Partners II, L.P., Series E and related parties (collectively, "Crescendo Partners"). As part of the Settlement Agreement, Crescendo Partners has withdrawn its proxy contest and certain activities related to the Company's 2007 Annual Meeting of Shareholders and has agreed to vote its shares in favor of the Company's Board nominees and proposals at its 2007 Annual Meeting of Shareholders.

         Under the terms of the Settlement Agreement, the Company will commence a $150 million self-tender offer by April 25, 2007 to acquire up to 11,857,707 shares of common stock, or approximately 17% of the Company's outstanding shares, at a fixed price of $12.65 per share in cash. Additional terms of the tender offer are described in Item 8.01 of this Current Report on Form 8-K.

         The Company has also agreed to recommend that shareholders approve at its 2007 Annual Meeting of Shareholders a proposal to declassify its Board of Directors. If the proposal is approved, commencing with the Company's 2008 Annual Meeting of Shareholders each of the directors would be elected for a one-year term and stand for reelection annually thereafter.

         Crescendo Partners has agreed to certain standstill provisions through the earlier of the Company's 2008 Annual Meeting of Shareholders and June 30, 2008. During that period, without the prior written consent of the Company, Crescendo Partners will not take various actions, including (i) acquiring, directly or indirectly, individually or through agreements with a group, in excess of 9.9% beneficial ownership of the Company's common stock, (ii) engaging or participating in any solicitation of proxies or consents or seeking to influence the vote of the Company's shareholders; or (iii) acting to control or seeking to control or influence the Company's management, Board of Directors or policies. Notwithstanding the foregoing, Crescendo Partners may nominate up to two directors for the Company's 2008 Annual Meeting of Shareholders.

         The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the text of the Settlement Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release in connection with the Settlement Agreement is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Amendment to Credit Agreement
-----------------------------

         On April 19, 2007, the Company entered into Amendment No. 5 and Waiver ("Amendment No. 5") to amend its existing Credit Agreement by and among the Company, Bank of America, N.A., as Administrative Agent, the Guarantors and the Lenders that are parties thereto, which amends certain covenants in the Credit Agreement to allow the Company to purchase, redeem or otherwise acquire up to an additional $150 million of the Company's common stock during 2007. The Company will utilize borrowings under its Credit Agreement to finance the Company's tender offer for up to 11,857,707 shares of its common stock. Please refer to the disclosures under Item 8.01 - Other Events for a description of the Company's tender offer.

         The foregoing description of Amendment No. 5 and Waiver to the Company's Credit Agreement is not complete and is qualified in its entirety by reference to the text of Amendment No. 5 and Waiver to the Credit Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference

Item 2.02      Results of Operations and Financial Condition.

         On April 19, 2007, the Company issued a press release reporting on its financial results for the quarter ended March 31, 2007. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 2.02 this report, including Exhibit 99.2, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         Please refer to the disclosures under Item 1.01 - Entry into a Material Definitive Agreement regarding Amendment No. 5.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

         W. Steven Jones was appointed to the Company's Board of Directors on April 18, 2007 by the unanimous vote of the Board to fill a vacancy created in its Class I directors. Mr. Jones has served as Dean of Kenan-Flagler Business School of the University of North Carolina at Chapel Hill since August 2003. He served as Chief Executive Officer and Managing Director of Suncorp Metway Ltd., an Australian banking, insurance and funds management company, in Brisbane, Queensland from December 1996 to September 2002.

         The Company's Board has determined that Mr. Jones is an independent director within the meaning of the rules of the New York Stock Exchange and the Company's Corporate Governance Guidelines. Mr. Jones has not entered into any plan, contract or arrangement with the Company in connection with his election as a director. He will be entitled to standard director compensation for the Company's non-employee directors. As a Class I director, Mr. Jones will stand for election at the Company's 2007 Annual Meeting of Shareholders. Mr. Jones has not yet been assigned to any committees of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         Effective April 18, 2007, Section 2.8 of the Company's Second Amended and Restated Bylaws was amended by a unanimous resolution of the Board of Directors to allow shareholders to appoint proxies through means of electronic transmission.

         The foregoing description of the amendment to the Company's Bylaws is not complete and is qualified in its entirety by reference to the text of the amendment to the bylaws of the Company attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01      Other Events

Self-Tender Offer
-----------------

         The Company announced today that it will commence a $150 million self-tender offer by April 25, 2007 to acquire up to 11,857,707 shares of its common stock, representing approximately 17% of the Company's currently outstanding common stock, at a purchase price of $12.65 per share in cash. The Company plans to fund the tender offer through borrowings under its existing Credit Agreement, which has been amended pursuant to Amendment No. 5 described in Item 1.01 of this Current Report on Form 8-K, to accommodate the tender offer. The full details of the terms and conditions of the tender offer will be set forth in an Offer to Purchase and related Letter of Transmittal (collectively, the "Offer"), together with other related materials, which will be attached as exhibits to the Schedule TO to be filed by the Company with the Securities and Exchange Commission under the Exchange Act at the commencement of the tender offer.

         A copy of the press release issued in connection with the tender offer is furnished herewith as Exhibit 99.3 and is incorporated by reference herein.

2007 Annual Meeting of Shareholders
-----------------------------------

         The Company's 2007 Annual Meeting of Shareholders is expected to be more than 30 days from the anniversary of the Company's 2006 Annual Meeting of Shareholders. Any shareholder proposal that is sought to be included in the Company's proxy materials for its 2007 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by the Company a reasonable time before it begins to print and mail its proxy materials. The Company has set the deadline for receipt of such proposals as the close of business on May 1, 2007. Any such proposal must comply with Rule 14a-8 as promulgated under the Exchange Act. Proposals should be addressed to: Corporate Secretary, Premiere Global Services, Inc., 3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

   3.1         Amendment, adopted as of April 18, 2007, to the Company's
               Second Amended and Restated Bylaws, adopted as of March 15, 2006.

   10.1 Settlement Agreement, dated April 19, 2007, by and among the Company, Crescendo Partners II, L.P. Series E, Crescendo Investments II, LLC, Crescendo Advisors II LLC, Eric S. Rosenfeld, Delacourt Holdings, Ltd., Colin D. Watson and the Premiere Full Value Committee.

   10.2 Amendment No. 5 and Waiver, dated April 19, 2007, to the Credit Agreement by and among the Company as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and the Lenders that are parties thereto.

   99.1        Press Release dated April 19, 2007 (Item 1.01).

   99.2        Press Release dated April 19, 2007 (Item 2.02).

   99.3        Press Release dated April 19, 2007 (Item 8.01).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PREMIERE GLOBAL SERVICES, INC.


Date:    April 19, 2007             By:  /s/ L. Scott Askins
                                         ---------------------------------------
                                                L. Scott Askins
                                                Senior Vice President - Legal,
                                                General Counsel and Secretary

                                  EXHIBIT INDEX


   3.1         Amendment, adopted as of April 18, 2007, to the Company's
               Second Amended and Restated Bylaws, adopted as of March 15, 2006.

   10.1 Settlement Agreement, dated April 19, 2007, by and among the Company, Crescendo Partners II, L.P. Series E, Crescendo Investments II, LLC, Crescendo Advisors II LLC, Eric S. Rosenfeld, Delacourt Holdings, Ltd., Colin D. Watson and the Premiere Full Value Committee.

   10.2 Amendment No. 5 and Waiver, dated April 19, 2007, to the Credit Agreement by and among the Company as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and the Lenders that are parties thereto.

   99.1        Press Release dated April 19, 2007 (Item 1.01).

   99.2        Press Release dated April 19, 2007 (Item 2.02).

   99.3        Press Release dated April 19, 2007 (Item 8.01).